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Contact:  Pamela M. Murphy Vice President,
          Corporate Communications
          Texas Biotechnology Corporation
          (713) 796-8822 x107



                        TEXAS BIOTECHNOLOGY CORPORATION
                                EXTENDS WARRANTS

HOUSTON, TX - SEPTEMBER 13, 1999 - Texas Biotechnology Corporation (AMEX:TXB) announced that the exercise deadline for its Redeemable Common Stock Purchase Warrants (the "Warrants") has been extended from 5:00 PM, eastern standard time, on September 30, 1999 to 5:00 PM December 31, 2000. The strike price for the Warrants remains $8.44.

Any questions regarding the extension of the exercise deadline or the exercise of the Warrants may be directed to:

                              The Bank of New York
                           Reorganization Department
                                  800/507-9357

Texas Biotechnology is a biopharmaceutical company focused on the development and commercialization of small molecule drugs to treat a variety of diseases including thrombosis, chronic heart failure and asthma.

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